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                                                                   Exhibit 10.11


    Confidential materials omitted and filed separately with the Securities and
                           Exchange Commission. Asterisks denote such omission.


                             FIRST AMENDMENT TO THE
                       COLLABORATION AND LICENSE AGREEMENT

          This FIRST AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT ("Amendment"), is between DYAX CORP., a Delaware corporation, having a principal place of business at One Kendall Square, Bldg. 600, Cambridge, Massachusetts 02139 ("Dyax"); and BRACCO HOLDING, B.V., a Netherlands corporation, having its principal place of business at Strawinskylaan 3051, 1077 ZX Amsterdam, and BRACCO INTERNATIONAL, B.V., a Netherlands corporation, having its principal place of business at Strawinskylaan 3051, 1077 ZX Amsterdam ("Bracco"). Dyax and Bracco may be referred to as each as a "Party" or collectively as the "Parties". The Parties hereby agree as follows:

                                    RECITALS

          WHEREAS, the Parties have previously executed a COLLABORATION AND LICENSE AGREEMENT ("Agreement"), effective October 31, 2000;

          WHEREAS, the Parties wish to extend the Research Term of the Agreement by another three years;

          WHEREAS, the Parties wish to amend selected portions of the Agreement in light of the extension.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Amendment, the Parties hereto hereby agree to the following amendments to the Agreement:

                                   AMENDMENTS

     Article 2, Section 2.1.c. is hereby amended to recite:

          2.1.c. DYAX ROLE DURING THE RESEARCH TERM. During the Research Term, Dyax will assign [*****] Dyax full time equivalent employees ("FTE"s) (including space and material supplies for such FTEs) to provide research and technology transfer in connection with Collaboration Projects. The parties envision that the Dyax FTEs will be used in Collaboration Projects during the Research Term: (1) to optimize and develop Dyax Leads; (2) to screen the Dyax libraries to identify and optimize Collaboration Leads for IN VIVO diagnostic Targets; (3) to build and screen custom libraries as may be necessary; (4) to provide training and assistance to designated Bracco scientists on the use of Dyax Technology; (5) to extend work on Dyax Leads or Collaboration Leads to the Bracco Therapeutics Field in accordance with any extension of Bracco's license rights. At any time after January 1, 2004 during the Research Term with 90 days notice to Dyax, Bracco may request that Dyax increase the number of assigned Dyax FTEs, of which such request must be in writing if the total expenditure of $[*****]/year for the Dyax FTEs will be exceeded. During the Research Term, any research and development performed by Dyax using the Dyax FTEs shall be conducted as part of a Collaboration Project.

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Confidential materials omitted and filed separately with the Securities and
Exchange Commission. Asterisks denote such omission.


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     A New Article 4, Section 4.4.b and 4.4c are hereby added, which recite:

          4.4.b. After January 1, 2004, during the Research Term, Dyax agrees that it will not grant an any third party exclusive license to any of the Dyax Technology, Dyax Improvements, Dyax Leads, Bracco Leads, Collaboration Leads or Collaboration Results that would preclude Bracco from practicing or exercising its rights to initiate new or continue any Collaboration Project in accordance with the terms of this Agreement.

          4.4.c. After January 1, 2004, Dyax agrees not to, independently or otherwise outside of the scope of the Agreement, discover or develop, or to license, cooperate or participate with any other third party to discover or develop, an imaging agent for any targets which have been identified in any existing Collaboration Project, except for targets in which Dyax has an ongoing imaging agent research program with a third party or for targets in which Dyax has otherwise entered into a third party agreement to discover or develop an imaging agent before that target is identified in an existing or future Collaboration Project.

     Article 4, Section 4.6.a is hereby amended to recite:

          4.6.a. EXCLUSIVE LICENSE TO DYAX TECHNOLOGY DURING THE RESEARCH TERM. Bracco shall maintain an exclusive license to the Dyax Technology in the Diagnostic Imaging Field during the Research Term until December 31, 2003 for so long as Bracco complies at all times with the diligence provisions set forth in
Section 5.1a., Section 5.2, Section 5.3 and in Section 5.4 to the extent Bracco has obtained any therapeutic rights. After January 1, 2004, Bracco's license to the Dyax Technology and Dyax Improvements in the Diagnostic Imaging Field during the Research Term will become non-exclusive.

     Article 6, Section 6.3 is hereby amended to recite:

          6.3 RESEARCH PAYMENTS. During the Research Term, Bracco shall make quarterly research payments to Dyax with an annual minimum of $1,300,000. Such payments shall be based on the number of FTEs assigned to Bracco, at the rate of $[*****] per year per each FTE assigned to Bracco. Payments shall be due within sixty (60) days of receipt of an invoice from Dyax showing the number of FTEs assigned to Bracco during the previous quarter. In addition, Bracco shall reimburse Dyax for any mutually agreed upon out-of-pocket external expenses incurred during the Research Term. Dyax shall maintain records of the FTEs assigned to Bracco and shall require the FTEs to report on an ongoing basis the results of their work.

     Article 12, Section 12.1 is hereby amended to recite:

          12.1 TERM. This Agreement shall come into effect as of the Effective Date, and unless earlier terminated as provided in this Article 12, shall remain in full force and effect until the last to expire of the parties' respective royalty obligations under this Agreement. The Research Term shall commence on the Effective Date and shall remain in effect until December 31, 2003. The Research Term is hereby renewed for an additional three year term which shall be effective from January 1, 2004 until December 31, 2006. The Parties may thereafter agree to further extend the Research Term on mutually agreeable terms.

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Confidential materials omitted and filed separately with the Securities and
Exchange Commission. Asterisks denote such omission.

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DYAX CORP.                                  BRACCO IMAGING S.p.A.


By: /s/ Ivana Maravic-Magovcevic            By: /s/ Diana Bracco
    ------------------------------              ------------------------------
Name:  Ivana Maravic-Magovcevic             Name:  Diana Bracco
Title: Senior VP Legal                      Title: Chairman